(..continued)



                                                                               5

                                                                 CONFORMED COPY


                                               AAA AGREEMENT


                                    ASSIGNMENT,    ASSUMPTION    AND   AMENDMENT
                           AGREEMENT (this "AAA Agreement") dated as of January 11, 2000, among KANSAS CITY SOUTHERN INDUSTRIES, INC., a Delaware corporation ("KCSI"), STILWELL FINANCIAL, INC., a Delaware corporation ("Stilwell"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent (in such capacity, the "Agent") for the Lenders (as defined below) and as Swingline Lender (in such capacity, the "Swingline Lender"), relating to the Credit Agreement dated as of January 11, 2000 (the "Credit Agreement"), among KCSI, the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as Agent and as Swingline Lender, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or in the Amended Credit Agreement (as defined below), as applicable.

                  WHEREAS, KCSI, the Lenders, the Swingline Lender and the Agent are parties to the Credit Agreement;

                  WHEREAS, KCSI and Stilwell have entered into a Contribution Agreement dated as of July 7, 1999, which, effective as of July 1, 1999 as between KCSI and Stilwell, provided for the transfer of certain capital stock, investments and other assets and rights as provided therein (the "Contribution Agreement");

                  WHEREAS, the parties hereto desire to provide that in accordance with the Contribution Agreement and in order to complete the
Assumption in accordance with the Credit Agreement, KCSI's rights and obligations under the Credit Agreement, including the Commitments thereunder and any outstanding Loans, shall be assigned and delegated to, and assumed by, Stilwell, all in accordance with the Credit Agreement;

                  WHEREAS, in the event that KCSI and Stilwell consummate the Assumption, the parties hereto have agreed that this AAA Agreement shall be executed by KCSI, Stilwell, the Swingline Lender and the Agent, on behalf of the Lenders, whereupon KCSI shall be released from all obligations under the Credit Agreement and the Credit Agreement shall be amended and restated as provided herein (the Credit Agreement, after giving effect to the amendments provided for in this AAA Agreement, the "Amended Credit Agreement") with Stilwell assuming KCSI's obligations under the Credit Agreement and becoming the sole obligor under the Amended Credit Agreement;

                  WHEREAS, the Lenders, the Swingline Lender and the Agent are willing, subject to the terms and conditions of this AAA Agreement, to effect certain amendments to the Credit Agreement as provided herein.

                  NOW, THEREFORE, in consideration of the mutual agreements contained in this AAA Agreement and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Assignment, Delegation, Assumption and Release. Subject to the conditions set forth in Section 4 hereof, (a) KCSI hereby assigns and delegates to Stilwell all its rights and obligations under (i) the Credit Agreement, including the Commitments thereunder and any outstanding Loans, and
(ii) the Fee Letter and the commitment letter executed in connection therewith (such assigned and delegated obligations being collectively referred to herein as the "Assigned Obligations"), (b) Stilwell hereby assumes and agrees to perform the Assigned Obligations and (c) KCSI is hereby released from all obligations under the Credit Agreement, the Fee Letter and the commitment letter executed in connection therewith.

                  SECTION 2.  Amendment.  Subject to the conditions set forth in
Section 4 hereof:
                             -----------

                  (a) The Credit Agreement, including all schedules and exhibits thereto, is hereby amended, subject to applicable provisions set forth therein as to the survival of certain rights and obligations, into an amended and restated credit agreement (the "Amended Credit Agreement") identical in form and substance to the Credit Agreement except as expressly modified below. Each reference in the Amended Credit Agreement and in the exhibits thereto to "the Borrower" or to "Kansas City Southern Industries, Inc." shall be deemed to be a reference to Stilwell.

                  (b) The third paragraph of the preamble of the Amended Credit Agreement is amended to read in its entirety as follows:

                                    "The proceeds of borrowings hereunder are to
                           be used for general corporate purposes including, without limitation, (a) to provide liquidity for a commercial paper program and (b) to finance nonhostile acquisitions."

                  (c) Section 1.01 of the Credit Agreement is hereby amended as follows:

                           (i) The following new  definitions  shall be added to
                  Section 1.01 of the Credit Agreement in the appropriate alphabetical order and shall read in their entirety as follows:

                                    "'Guarantee    Agreement'   shall   mean   a
                           Guarantee Agreement, substantially in the form of Exhibit A to the AAA Agreement, made by the Borrower in favor of the Agent for the benefit of the Lenders."

                                    "'Guarantor' shall mean Stilwell."

                                    "'Subsidiary   Borrowers'   shall  have  the
                           meaning assigned to such term in Section 2.23."

                           (ii)  The following definitions are hereby deleted:

                                    "Consolidated Total Assets",

                                    "Index Debt", and

                                     "STB".

                           (iii) The following definitions are amended to read in their entirety as follows:

                                    "'Applicable  Percentage'  shall mean on any
                           date, with respect to (a) the Loans comprising any Eurodollar Standby Borrowing, 0.35% per annum, (b) the Loans comprising any ABR Borrowing, 0.0% per annum, and (c) the Facility Fee, 0.15% per annum."

                                    "'Loan Documents' shall mean this Agreement,
                           the AAA Agreement, the Guarantee Agreement, the Fee Letter (and the commitment letter executed in connection therewith) and any assignment document pursuant to which the Borrower shall assign and delegate its rights and obligations to a Subsidiary Borrower in accordance with Section 2.23."

                                    "'Obligations'   shall   mean   all   unpaid
                           principal of and accrued and unpaid interest on the Loans, all accrued and unpaid Fees and all other obligations of the Borrower and the Subsidiary Borrowers to the Lenders or to any Lender or the Agent arising under the Loan Documents."

                                    "'Significant Subsidiary' shall mean, on any
                           date of determination, each of (a) Janus, (b) Berger,
                           (c) Berger LLC, a Subsidiary of Berger, and (d) any Subsidiary the assets of which represent on such date more than 10% of the consolidated total assets of the Borrower and the Consolidated Subsidiaries determined in accordance with GAAP."

                  (d) Section 2.22(b) of the Credit Agreement is amended by deleting the reference therein to "account number 987-087-8577" and replacing it with a reference to "account number 987-096-4961".

                  (e) A new Section 2.23 shall be added to the text and the table of contents of the Credit Agreement and shall read in its entirety as follows:

                           "SECTION  2.23.  Delegation  and Assumption of Loans.
                  The Borrower may from time to time assign and delegate its rights and obligations in respect of all or a portion of any Borrowing and its obligations under the Loan Documents to one or more of its Subsidiaries that is a domestic Subsidiary (each such Subsidiary, a "Subsidiary Borrower"); provided that such Subsidiary Borrower will assume such obligations, pursuant to an assignment that will result in the Borrower being relieved of its obligations as a Borrower in respect of the Borrowing or portion thereof so assigned (but not any obligations in respect of such Borrowing that arise under other Loan Documents in the Borrower's capacity as a Guarantor) and the applicable Subsidiary Borrower succeeding to all such obligations. The Lenders agree to permit such assignments, subject to the prior satisfaction of the following conditions in respect of each such assignment:

                                    (a) each such assignment shall be made
                           pursuant to documentation reasonably satisfactory in form and substance to the Agent;

                                    (b) each such assignment shall be subject to
                           all the terms and conditions hereof that would be applicable to the relevant type of Borrowing on the date of such assignment by the Borrower; and

                                    (c) the Guarantee Agreement shall have been
                           executed and delivered by Stilwell and shall be in full force and effect; and

                                    (d) the Agent may,  in its sole  discretion,
                           require, as an additional condition to any such assignment, the delivery of such certificates and legal opinions as to the assignment and the assignee as it shall reasonably request including evidence of resolutions duly adopted by the Board of Directors of the applicable Subsidiary Borrower authorizing the execution, delivery and performance of the applicable Loan Documents and the borrowings thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect."

                  (f) Section 3.02 of the Credit Agreement is amended to read in its entirety as follows:

                           "SECTION 3.02.  Authorization  and Validity.  Each of
                  the Borrower and each Subsidiary Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder (collectively, the "Transactions"). The Transactions have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower and the Subsidiary Borrowers enforceable against the Borrower and the Subsidiary Borrowers in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights generally."

                  (g) Section 3.03 of the Credit Agreement is amended by deleting the parenthetical "(including, without limitation, the Interstate Commerce Commission Termination Act of 1995 (the "Interstate Commerce Act") and the regulations promulgated thereunder)" from the fourth and fifth lines thereof.

                  (h) Section 3.04(a) of the Credit Agreement is amended by deleting the parenthetical "(including, without limitation, the Interstate Commerce Act and the Railway Labor Act)" from the end thereof.
                  (i) Section 5.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "SECTION  5.01.  Conduct of Business;  Maintenance of
                  Ownership of Subsidiaries and Maintenance of Properties. (a) The Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                           (b) The Borrower  will at all times own,  directly or
                  indirectly, not less than 66-2/3% of the outstanding voting securities of both Janus and Berger, in each case free and clear of any Liens on such securities.

                           (c)  The   Borrower   will,   and  will   cause  each
                  Significant Subsidiary to, do all things necessary to maintain, preserve, protect and keep their properties material to the conduct of their business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

                           (d) If the Spin-Off is  completed,  the Borrower will
                  cause the Spin-Off to be completed (i) in accordance with applicable law, (ii) as disclosed in its Form 10 previously delivered to the Agent and (iii) on terms and with results consistent with the pro forma financial information previously delivered to the Agent and the Lenders."

                  (j)  Section  5.03(a)  of the Credit  Agreement  is amended by
         deleting  the  words  ",  the   Interstate   Commerce   Act"  from  the
         parenthetical contained therein.

                  (k) Section 5.04(g) of the Credit Agreement is amended by deleting the words "and filed by any of them with the STB" from the end thereof.

                  (l) Section 6.01(a) of the Credit Agreement is amended by (x) deleting the words "railroad transportation or" from the second line of clause 6.01(a)(ii); (y) deleting the word "and" at the end of clause 6.01(a)(iv); inserting new clauses 6.01(a)(v) and 6.01(a)(vi) that read in their entirety as follows:

                  "(v) Indebtedness of the Subsidiary Borrowers under the Loan Documents;

                  (vi) Indebtedness of Subsidiaries under the 1999 Credit Agreement; and",

          and (z) renumbering existing clause 6.01(a)(v) as clause 6.01(a)(vii).

                  (m) Section 6.03 of the Credit Agreement is amended by deleting the last sentence thereof.

                  (n) Section 6.04 of the Credit Agreement is amended to read as follows:

                           SECTION 6.04. Mergers, Consolidations and Transfers of Assets. The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell assets in the ordinary course of business and (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any wholly owned Subsidiary may merge into or consolidate with any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and no person other than the Borrower or a wholly owned Subsidiary receives any consideration, (iii) the Borrower and the Subsidiaries may sell, transfer, lease or dispose of assets out of the ordinary course of business having depreciated book values (determined in accordance with GAAP) that in the aggregate for all assets so disposed of during the term of this Agreement (other than pursuant to the following clause (iv)) do not exceed 15% of Consolidated Net Worth on any date of determination to any other person and
                  (iv) the Borrower may sell the common stock of DST Systems for cash to a third party buyer that is not an Affiliate of the Borrower."

                  (o) Section 6.07 of the Credit Agreement is amended to read in its entirety as follows:

                           "SECTION 6.07. Certain Financial Covenants. The Borrower will not:
                                           ----------------------------

                                    (a)   permit   at  any  date  the  ratio  of
                           Consolidated Total Indebtedness on such date to Consolidated EBITDA for the period of four quarters most recently ended as of such date to exceed 2.0 to 1.0;

                                    (b)   permit   for   any   period   of  four
                           consecutive fiscal quarters the ratio of Consolidated EBITDA for such period to Consolidated Interest Expense for such period to be less than 4.0 to 1.0; or

                                    (c) permit Consolidated Net Worth to be less
                           than $325,000,000 at any time."

                  (p)  Article VII, clause (m) is amended to read as follows:

                           "(m) the Borrower shall cease to own  beneficially at
                  least 66-2/3% of the outstanding voting securities of either Berger or Janus."

                  (q) Section 9.01(a) of the Credit Agreement is hereby amended to read as follows:

                           "(a)  if to  the  Borrower,  to it at 114  West  11th
                  Street, Kansas City, Missouri 64105-1808, Attention of the Vice President - Finance (Telecopy No. (816) 983-1192), with a copy to the Vice President and Secretary (Telecopy No. (816) 983-1192);"

                  (r) Subsection 9.08(b) of the Credit Agreement is hereby amended by (i) deleting the word "or" at the end of clause 9.08(b)(ii) and (ii) inserting a new clause 9.08(b)(iv) immediately following clause 9.08(b)(iii) that reads in its entiretly as follows:

                           "or (iv)  release the  Guarantor  from its  Guarantee
                  under the Guarantee Agreement, or limit its liability in respect of such Guarantee, in any case without the prior written consent of each Lender".

                  (s) Each reference to "Kansas City Southern Industries, Inc." in the Exhibits to the Credit Agreement shall be changed to a reference to "Stilwell Financial, Inc." in the Amended Credit Agreement.

                  (t) The table of contents of the Credit Agreement is amended as follows:

                           (i)  Adding the following Section reference:

                                    "Section 2.23 Delegation and Assumption of
                           Borrowings..."

                           (ii)  Revising the following Section reference:

                                    "Section 5.01   Conduct of Business;
                           Maintenance of Ownership of Subsidiaries and Maintenance of Properties..."

                  (u) Each of Schedule 3.08,  3.09, 3.17, 6.01, 6.02 and 6.04 to
         the Credit Agreement is hereby replaced by Schedule 3.08, 3.09, 3.17, 6.01, 6.02 and 6.04 attached hereto.

                  SECTION 3. Representations and Warranties. Each of KCSI and Stilwell represents and warrants to each of the Lenders that:

                             --------------------------------


                  (a) This AAA Agreement has been duly authorized, and executed and delivered by it and constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

                  (b) The representations and warranties set forth in Article III of each of the Credit Agreement and the Amended Credit Agreement, are true and correct in all material respects on the date hereof with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  (c) Before and after giving effect to this AAA Agreement, no Default or Event of Default has occurred and is continuing under the Credit Agreement or the Amended Credit Agreement, as the case may be.

                  SECTION 4. Conditions to Effectiveness. This AAA Agreement shall become effective as of the date (the "Effective Date") first above written upon the satisfaction of the following conditions precedent (capitalized terms used in this Section 4 shall have the meanings assigned thereto in the Amended Credit Agreement):

                  (a) The Agent shall have received counterparts of this AAA Agreement which, when taken together, bear the signatures of all the parties hereto.

                  (b) The Agent shall have received, on behalf of itself and the Lenders, a favorable written opinion of counsel for the Borrower, substantially to the effect set forth in Exhibit D of the Credit Agreement (but referring to this AAA Agreement and the Credit Agreement as amended hereby and to Stilwell as the Borrower thereunder), (i) dated the date hereof, (ii) addressed to the Agent and the Lenders, and
         (iii) covering such other matters relating to this AAA Agreement, the Loan Documents and the Transactions as the Agent shall reasonably request, and each of KCSI and Stilwell hereby instructs such counsel to deliver such opinion.

                  (c) All legal matters incident to this AAA Agreement the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders and to Cravath, Swaine & Moore, counsel for the Agent.

                  (d) The Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of Stilwell, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of Stilwell as of a recent date from such Secretary of State;
         (ii) a certificate of the Secretary or an Assistant Secretary of Stilwell dated the date hereof and certifying (A) that attached thereto is a true and complete copy of the by-laws of Stilwell as in effect on the date hereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Stilwell authorizing the execution, delivery and performance of this Agreement and the Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of Stilwell have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of Stilwell (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to
         (ii) above; and (iv) such other documents as the Lenders or Cravath, Swaine & Moore, counsel for the Agent, may reasonably request.

                  (e) There shall be no litigation, actual or threatened, that in the reasonable judgment of the Agent would (a) be likely to affect materially and adversely the business, assets, condition (financial or otherwise) or prospects of Stilwell or the ability of Stilwell to perform its obligations under the Loan Documents or (b) be materially inconsistent with the assumptions underlying the pro forma financial information and projections previously delivered to the Agent and the Lenders pursuant to Section 3.05(b).

                  (f) After giving effect to the Transfer Transaction and this AAA Agreement, the representations and warranties set forth in the Amended Credit Agreement shall be true and correct in all material respects, no Default or Event of Default shall have occurred and be continuing under either the Credit Agreement or the Amended Credit Agreement and Stilwell and its subsidiaries shall be in compliance on a pro forma basis with Section 6.07 of the Amended Credit Agreement.

                  (g) The Agent shall have received a certificate, dated the date of this AAA Agreement and signed by a Financial Officer of KCSI, with respect to the Credit Agreement, and Stilwell, with respect to the Amended Credit Agreement, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 of the applicable agreement.

                  (h) The Agent shall have received all Fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by KCSI or Stilwell hereunder or under any other Loan Document.

                  (i) On the date hereof (i) the Guarantee Agreement shall have been duly executed and delivered to the Agent by the Guarantor and shall be in full force and effect and (ii) Stilwell shall have executed and delivered a promissory note in favor of any Lender that previously had obtained a promissory note from KCSI pursuant to Section 2.07 of the Credit Agreement and such promissory notes shall be in full force and effect.

                  (j) The Transfer Transaction and the Assumption shall have been completed in accordance with applicable law and on terms and with results consistent with the pro forma financial information and projections previously delivered to the Agent and the Lenders.

                  (k) Immediately after giving effect to the Assumption and the Spin-Off, (i) Stilwell and its subsidiaries shall have outstanding no indebtedness or preferred stock other than (v) Loans outstanding under the Credit Agreement, (w) Loans outstanding under the 1999 Credit Agreement, (x) other indebtedness in an aggregate amount outstanding at any time no greater than $10,000,000 (or its equivalent in any other currency), (y) preferred stock of subsidiaries of Stilwell owned by Stilwell and (z) other indebtedness and preferred stock reasonably satisfactory to the Lenders and (ii) Stilwell shall not nor shall any of its subsidiaries, under the terms of any agreements entered into with KCSI or any other Person, be responsible for any direct or contingent liabilities other than (y) those historically associated with the businesses and assets transferred to Stilwell in the Transfer Transaction and (z) obligations under the Amended Credit Agreement and under the 1999 Credit Agreement.

                  (l) All governmental and third party approvals required in connection with the Transfer Transaction and this AAA Agreement and the transactions contemplated hereby and thereby shall have been obtained on terms reasonably satisfactory to the Agent, all applicable appeal periods in connection with any such governmental approvals shall have expired and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transfer Transaction or this AAA Agreement or the transactions contemplated hereby or thereby.

                  (m) The Lenders shall have received a consolidated balance sheet of Stilwell as of the last day of the fiscal quarter most recently ended prior to the execution of this AAA Agreement, giving effect to the Contribution Agreement as if it had occurred on such date, which shall not be materially inconsistent with the pro forma financial information and projections previously delivered to the Agent and the Lenders.

                  SECTION 5. APPLICABLE LAW. THIS AAA AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
                             ----------------


                  SECTION 6. Credit Agreement. Until the occurrence of the Effective Date as provided in Section 4 hereof, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and the rights and obligations of the parties thereto shall not be affected hereby, and all Fees and interest accruing under the Credit Agreement shall continue to accrue at the rates provided for therein.

                  SECTION 7. Amended Credit Agreement; Borrower. Any reference in the Amended Credit Agreement, or in any documents or instruments required thereunder or annexes or schedules thereto, referring to the Credit Agreement, shall be deemed to refer to the Amended Credit Agreement. As used in the Amended Credit Agreement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, mean the Amended Credit Agreement. Except as expressly modified by this AAA Agreement, the terms and provisions of the Credit Agreement are hereby confirmed and ratified in all respects and shall remain in full force and effect as the terms and provisions of the Amended Credit Agreement. Each reference in the Amended Credit Agreement to "the Borrower" shall mean Stilwell Financial, Inc. and not Kansas City Southern Industries, Inc.

                  SECTION 8. Counterparts. This AAA Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contracts. Delivery of an executed counterpart of a signature page of this AAA Agreement by facsimile transmission shall be as effective of a manually executed counterpart of this AAA Agreement.

                  SECTION 9. Expenses. The Borrower agrees to reimburse the Agent for their out-of-pocket expenses in connection with this AAA Agreement including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agent.


                  IN WITNESS WHEREOF, the parties hereto have caused this AAA Agreement to be duly executed by their respective authorized officers as of the day and year first written above.


   KANSAS CITY SOUTHERN INDUSTRIES, INC.

        by
                /s/ Richard P. Bruening
            Name:    Richard P. Bruening
            Title:   Vice President, General Counsel and
                     Secretary


   STILWELL FINANCIAL, INC.,

        by
                   /s/ Anthony P. McCarthy
            Name:  Anthony P. McCarthy
            Title:    Vice President & Treasurer


   THE CHASE MANHATTAN BANK, individually, as
   Swingline Lender and as Agent,

        by
                /s/ Laurie B. Perper
               Name:   Laurie B. Perper
            Title:     Vice President

                                                                       EXHIBIT A
                                                 to the Assignment, Assumption
                                                        and Amendment Agreement

                                                 [Form of]

                                            GUARANTEE AGREEMENT


                           GUARANTEE  AGREEMENT (this  "Agreement")  dated as of
                  January 11, 2000, between STILWELL FINANCIAL, INC., a Delaware corporation (the "Borrower" or the "Guarantor"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent (the "Agent") for the Lenders (as defined in the Credit Agreement referred to below).

         Reference is made to (a) the Credit Agreement dated as of January 11, 2000 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among KANSAS CITY SOUTHERN INDUSTRIES, INC. ("KCSI"), the Lenders from time to time party thereto, The Chase Manhattan Bank, as swingline lender and as administrative agent for the Lenders, Bank of America, N.A., as Documentation Agent, and Fleet National Bank, as Syndication Agent, and (b) the Assignment, Assumption and Amendment Agreement dated the date hereof among KCSI, the Guarantor and the Agent (as amended, supplemented or otherwise modified from time to time, the "AAA Agreement"). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended by the AAA Agreement (the "Amended Credit Agreement").

         The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Amended Credit Agreement.

         Pursuant to Section 2.23 of the Amended Credit Agreement, the Borrower may from time to time assign and delegate its rights and obligations in respect of all or a portion of any Borrowing to one or more Subsidiary Borrowers that will assume such obligations pursuant to an assignment that will result in the Borrower being relieved of its obligations as a Borrower in respect of the Borrowing or portion thereof so assigned (but not any obligations in respect of such Borrowing that arise under other Loan Documents in the Borrower's capacity as a Guarantor hereunder) and the applicable Subsidiary Borrower succeeding to all such obligations.

         It is a condition precedent to the effectiveness of the AAA Agreement that the Guarantor shall have executed and delivered this Agreement to the Agent for the ratable benefit of the Lenders.

         In consideration of the premises and to induce the Agent, on behalf of the Lenders, to enter into this Agreement and permit the assignment and delegation of Borrowings to Subsidiary Borrowers, as provided in Section 2.23 of the Amended Credit Agreement, the Guarantor hereby agrees with the Agent, for the ratable benefit of the Lenders, as follows:

         Accordingly, the parties hereto agree as follows:

         SECTION 1. Guarantee. The Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, (a) the due and punctual payment of the Obligations and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Loan Parties under or pursuant to the Amended Credit Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the "Guaranteed Obligations"). The Guarantor further agrees that the Guaranteed Obligations may be extended, renewed or modified, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, renewal or modification of any Guaranteed Obligation.

         SECTION 2. Guaranteed Obligations Not Waived. To the fullest extent permitted by applicable law, the Guarantor waives presentment to, demand of payment from and protest to any Subsidiary Borrower or the Guarantor of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any Subsidiary Borrower or the Guarantor, under the provisions of the Amended Credit Agreement, any other Loan Document or otherwise or (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this Agreement, any other Loan Document, any Guarantee or any other agreement.

         SECTION 3. Guarantee of Payment. The Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Agent or any Lender to any balance of any deposit account or credit on the books of the Agent or any Lender in favor of any Subsidiary Borrower or any other person.

         SECTION 4. No Discharge or Diminishment of Guarantee. The obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Guaranteed Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or any Lender to assert any claim or demand or to enforce any remedy under the Amended Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantor or that would otherwise operate as a discharge of the Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Guaranteed Obligations).

         SECTION 5. Defenses of Subsidiary Borrower Waived. To the fullest extent permitted by applicable law, the Guarantor waives any defense based on or arising out of any defense of any Subsidiary Borrower or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Subsidiary Borrower, other than the final and indefeasible payment in full in cash of the Guaranteed Obligations. The Agent and any Lender may, at their election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Subsidiary Borrower or exercise any other right or remedy available to them against any Subsidiary Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been fully, finally and indefeasibly paid in cash. Pursuant to applicable law, the Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantor against any Subsidiary Borrower.

         SECTION 6. Agreement to Pay; Subordination. In furtherance of the foregoing and not in limitation of any other right that the Agent or any Lender has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Subsidiary Borrower to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Agent or such Lender as designated thereby in cash the amount of such unpaid Guaranteed Obligations. Upon payment by the Guarantor of any sums to the Agent or any Lender as provided above, all rights of the Guarantor against any Subsidiary Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guaranteed Obligations. In addition, any indebtedness of any Subsidiary Borrower now or hereafter held by the Guarantor is hereby subordinated in right of payment to the prior payment in full of the Guaranteed Obligations. If any amount shall erroneously be paid to the Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Subsidiary Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Agent to be credited against the payment of the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

         SECTION 7. Information. The Guarantor assumes all responsibility for being and keeping itself informed of each of the Subsidiary Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Agent or the Lenders will have any duty to advise the Guarantor of information known to it or any of them regarding such circumstances or risks.

         SECTION 8. Representations and Warranties. The Guarantor represents and warrants that all representations and warranties contained in the Amended Credit Agreement are true and correct with the same effect as if made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

         SECTION 9. Termination. The Guarantees made hereunder (a) shall terminate when all the Guaranteed Obligations have been indefeasibly paid in full and the Lenders have no further commitments to lend under the Amended Credit Agreement and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or the Guarantor upon the bankruptcy or reorganization of any Subsidiary Borrower, the Guarantor or otherwise.

         SECTION 10. Binding Effect; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantor that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective when a counterpart hereof executed on behalf of the Guarantor shall have been delivered to the Agent, and a counterpart hereof shall have been executed on behalf of the Agent, and thereafter shall be binding upon the Guarantor and the Agent and their respective successors and assigns, and shall inure to the benefit of the Guarantor, the Agent and the Lenders, and their respective successors and assigns, except that the Guarantor shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void).

         SECTION 11. Waivers; Amendment. (a) No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor with respect to which such waiver, amendment or modification relates and the Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Amended Credit Agreement).

         SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
                     ---------------


         SECTION 13. Notices. Except as set forth in the sentence immediately following, all communications and notices hereunder shall be in writing and given as provided in Section 9.01 of the Amended Credit Agreement.

         SECTION 14. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Agent and the Lenders and shall survive the making by the Lenders of the Loans regardless of any investigation made by the Agent, the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid or the Revolving Credit Exposure does not equal zero and as long as the Commitments have not been terminated.

         (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Amended Credit Agreement shall be applicable to this Agreement.

         SECTION 17. Jurisdiction; Consent to Service of Process. (a) The Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Guarantor or its properties in the courts of any jurisdiction.

         (b) The Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


 STILWELL FINANCIAL, INC.,

  by
    ---------------------------
    Name:
    Title:

THE CHASE MANHATTAN BANK, as Agent,

  by
    ----------------------------
    Name:
    Title:

                                         STILWELL FINANCIAL, INC.
                                             SCHEDULE 3.08 TO
                                 AMENDED AND RESTATED 364-DAY COMPETITIVE
                              ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


                                     SUBSIDIARIES AND JOINT VENTURES

                          Financial Asset                          Percentage of      State or Other Jurisdiction of
                      Management Subsidiaries                        Ownership         Incorporation or Organization

     Berger LLC (1)                                                     80                       Delaware
     Berger Distributors, Inc. (2)                                      100                      Delaware
     DST Systems, Inc. (1)                                              32                       Delaware
     Fillmore Agency, Inc. (3)                                          100                      Colorado
     Fountain Investments, Inc. (3)                                     100                      Missouri
     Fountain Investments UK (3)                                        100                   United Kingdom
     Janus Capital Corporation (3)                                      82                       Colorado
     Janus Capital International Ltd. (4)                               100                      Colorado
     Janus Distributors, Inc. (4)                                       100                      Colorado
     Janus Service Corp. (4)                                            100                      Colorado
     Joseph Nelson Limited (5)                                          100                   United Kingdom
     Nelson Investment Planning Limited (5)                             100                   United Kingdom
     Nelson Investment Management Limited (5)                           100                   United Kingdom
     Nelson Money Managers plc (6)                                      80                    United Kingdom
     PVI, Inc. (3)                                                      100                      Delaware
     FAM UK Limited (3)                                                 100                   United Kingdom
     Stilwell Management, Inc. (3)                                      100                      Delaware
     Taproot Limited (5)                                                100                   United Kingdom

Notes to Schedule 3.08:

(1)      Subsidiary of Stilwel Management, Inc.
(2)      Subsidiary of Berger LLC
(3)      Subsidiary of Stilwell Financial, Inc.
(4)      Subsidiary of Janus Capital Corporation
(5)      Subsidiary of Nelson Money Managers plc
(6)      Subsidiary of FAM UK Limited

                                         STILWELL FINANCIAL, INC.
                                             SCHEDULE 3.09 TO
                                 AMENDED AND RESTATED 364-DAY COMPETITIVE
                              ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


                                    LITIGATION: CONTINGENT OBLIGATIONS




                                                   None

                                         STILWELL FINANCIAL, INC.
                                             SCHEDULE 3.17 TO
                                AMENDED AN D RESTATED 364-DAY COMPETITIVE
                              ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


                                          DIVIDEND RESTRICTIONS


                                                   None

                                         STILWELL FINANCIAL, INC.
                                        SCHEDULES 6.01 and 6.02 TO
                                 AMENDED AND RESTATED 364-DAY COMPETITIVE
                              ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT


                                      INDEBTEDNESS SECURED BY LIENS


                                                   None